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            EXHIBIT 4.17


            THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.


                                     WARRANT


                WARRANT TO PURCHASE 58,276 SHARES OF COMMON STOCK


                                       OF


                       SONUS COMMUNICATION HOLDINGS, INC.


                       Date of Issuance: November 22, 1999


       THIS CERTIFIES that, for value received, L. Flomenhaft & Co. Inc., or its assigns (in either case, the "Holder") is entitled to purchase, subject to the provisions of this Warrant, from SONUS COMMUNICATION HOLDINGS, INC., a New York corporation (the "Company"), at the price per share set forth in Section 8 hereof, the number of shares of the Company's common stock, $.0001 par value per share (the "Common Stock"), set forth in Section 7 hereof. This Warrant is referred to herein as the "Warrant" and the shares of Common Stock issuable pursuant to the terms hereof are sometimes referred to herein as "Warrant Shares".


       Section 1. Exercise of Warrant. To exercise this Warrant in whole or in part, the Holder shall deliver to the Company at its principal office, (a) a written notice, in substantially the form of the exercise notice attached hereto (the "Exercise Notice"), of the Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased,
(b) a check in the amount of the aggregate exercise price for the Warrant Shares being purchased, and (c) this Warrant. The Company shall as promptly as practicable, and in any event within twenty (20) days after delivery to the Company of (i) the Exercise Notice, (ii) the check mentioned above, and (iii) this Warrant, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the aggregate number of shares of Common Stock specified in such notice. If the Holder elects to purchase, at any time, less than the number of shares of Common Stock then purchasable under the terms of this Warrant, the Company shall issue to the Holder a new Warrant exercisable into the number of remaining shares of Common Stock purchasable under this Warrant. Each certificate representing Warrant Shares shall bear the legend or legends required by applicable securities laws as well as such other legend(s) the Company requires to be included on certificates for its Common Stock. Such certificate or certificates shall be deemed to have been issued and such holder or any other person so designated to be named therein shall be deemed for all purposes to have become a holder of record of such shares as of the date the Exercise Notice is delivered to the Company. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of such stock certificates except that, in case such stock certificates shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all stock transfer taxes that are payable upon the


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issuance of such stock certificate or certificates shall be paid by the Holder at the time of delivering the Exercise Notice. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid, and nonassessable. This Warrant may be exercised on multiple occasions in amounts not less than 15% of the original amount issued before the expiration of its term as described in this Section 1. This Warrant will expire on November 22, 2004 (the "Expiration Date").



       Section 2. Reservation of Shares. The Company hereby covenants that at all times during the term of this Warrant there shall be reserved for issuance such number of shares of its Common Stock as shall be required to be issued upon exercise of this Warrant.


       Section 3. Fractional Shares. This Warrant may be exercised only for a whole number of shares of Common Stock, and no fractional shares or scrip representing fractional shares shall be issuable upon the exercise of this Warrant.


       Section 4. Transfer of Warrant and Warrant Shares. The Holder may freely sell, pledge, hypothecate, or otherwise transfer this Warrant, in whole or in part, and any or all of the Warrant Shares; provided that any such sale, pledge, hypothecation, or transfer is made in compliance with the Act or pursuant to an available exemption from registration under the Act relating to the disposition of securities, and is made in accordance with applicable State securities laws.

       Section 5. Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, or destruction of this Warrant, and of indemnification satisfactory to it, or upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor.

       Section 6. Rights of the Holder. No provision of this Warrant shall be construed as conferring upon the Holder the right to vote, consent, receive dividends or receive notice other than as expressly provided herein. Prior to exercise, no provision hereof, in the absence of affirmative action by the Holder to exercise this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Warrant Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

       Section 7. Number of Warrant Shares. This Warrant shall be exercisable for up to 58,276 shares of the Company's Common Stock, as adjusted in accordance with this Agreement.

       Section 8. Exercise Price; Redemption; Adjustment of Warrants.


              (a) Determination of Exercise Price. The per share purchase price (the "Exercise Price") for each of the Warrant Shares purchasable under this Warrant shall be equal to $1.35.


              (b) Redemption of Warrants. The Warrants are redeemable by the Company at $0.05 per Warrant (the "Redemption Price"), upon 20 days notice, at the discretion of the Company, when the following three conditions have been met: (i) a registration statement has been filed under the Securities Act covering the resale of the Shares, Warrants and the Warrant Shares, and such registration statement is effective, (ii) a public market has developed for the Common Stock, and (iii) the bid price of the Common Stock has closed at $4.50 or higher for ten consecutive trading days. Redemption of the Warrants shall be automatically effective and the Warrants shall be deemed cancelled upon the Company's delivery of the Redemption Price to the Holder in accordance with this Agreement. Upon receipt of the Redemption Price, Holder agrees to return any evidence of the Warrants to the Company.




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              (c)    Adjustments for Stock Dividends, Distributions and
Subdivisions. If the Company at any time or from time to time after the original issue date shall declare or pay any dividend or distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then the number of shares of Common Stock into which this Warrant is exercisable shall be increased to an amount which is equal to the product of (i) the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the stock dividend, distribution or subdivision, as the case may be, and (ii) a fraction, the numerator of which is equal to the number of shares of Common Stock issued and outstanding after giving effect to such stock dividend, distribution or subdivision, and the denominator of which is the number of shares of Common Stock issued and outstanding prior to such stock dividend, distribution or subdivision. If the outstanding shares of Common Stock shall be divided or increased because of a stock dividend or distribution, by stock split or otherwise, into a greater number of shares of Common Stock, the Exercise Price in effect immediately prior to such dividend, distribution or division shall, concurrently with the effectiveness of such division, dividend or distribution, be proportionately decreased.


              (d) Adjustments for Combinations or Consolidation of Common Stock. If the outstanding shares of Common Stock shall be combined or consolidated, by reclassification, reverse stock split or otherwise, into a lesser number of shares of Common Stock, then the number of shares of Common Stock into which this Warrant is exercisable shall be decreased to an amount which is equal to the product of (i) the number of shares of Common Stock for which this Warrant is exercisable immediately prior to combination or consolidation, as the case may be, and (ii) a fraction, the numerator of which is equal to the number of shares of Common Stock issued and outstanding after giving effect to such combination or consolidation, and the denominator of which is the number of shares of Common Stock issued and outstanding prior to such combination or consolidation. If the outstanding shares of Common Stock shall be combined or consolidated, by reclassification, reverse stock split or otherwise, into a lesser number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.


              (e) Adjustment for Mergers or Reorganization, etc. In case of any consolidation or merger of the Company with or into another corporation or the conveyance of all or substantially all of the assets of the Company to another corporation, this Warrant shall be exercisable into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon exercise of this Warrant would have been entitled upon such consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors of the Company) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holder of this Warrant, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonable may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of this Warrant.


              (f) No Impairment. The Company will not, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 8 and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the holder of this Warrant against impairment.


              (g) Issue Taxes. The Company shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on exercise of this Warrant, in



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whole or in part; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such exercise.


              (h) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise of this Warrant; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of this Warrant, the Company will take all appropriate corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.


              (i) Fractional Shares. No fractional share shall be issued upon the exercise, in whole or in part, of this Warrant. If any exercise in whole or in part of this Warrant would result in the issuance of a fraction of a share of Common Stock, the Company shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of exercise (as determined in good faith by the Board of Directors of the Company).


              (j) Cashless Exercise. The Holder shall have the right to pay all or a portion of the Exercise Price by making a "Cashless Exercise", in which case the portion of the Exercise Price to be so paid shall be paid by reducing the number of Warrant Shares otherwise issuable pursuant to this Warrant in accordance with the formula set forth below so that the number of Warrant Shares to be issued to the Holder as a result of a Cashless Exercise shall therefore be:


(Fair Market Value Per Share-Exercise Price per Warrant Share)  X  the number of Warrant Shares
--------------------------------------------------------------
        Fair Market Value Per Share                                otherwise issuable


* Within ten (10) days of receipt of an election to exercise this Warrant specifying a Cashless Exercise, the Company shall provide to the Holder in writing its determination of the fair market value per share of Common Stock (including the basis therefor), which shall be determined by the Board of Directors of the Company and shall be binding on the Holder unless the Holder objects thereto in writing within ten (10) business days of the Holder's receipt of such determination. In the event the Company and the Holder cannot agree on the amount of the fair market value per share of Common Stock within ten (10) business days of the date of the Holder's delivery of its objection, such amount shall be determined by an appraiser experienced in making such determinations mutually selected by the Board of Directors of the Company and the Holder, the fees and expenses of which shall be paid by the Company. (The fair market value per share of Common Stock determined in accordance with this procedure is referred to above as the "Fair Market Value Per Share").





       Section 9. Certain Distributions. In case the Company shall, at any time, prior to the Expiration Date set forth in Section 1 hereof, declare any distribution of its assets to holders of its Common Stock as a partial liquidation, distribution or by way of return of capital, other than as a dividend payable out of earnings or any surplus legally available for dividends, then the Holder shall be entitled, upon the proper exercise of this Warrant in whole or in part prior to the effecting of such declaration, to receive, in addition to the shares of Common Stock issuable on such exercise, the amount of such assets (or at the option of the Company a sum equal to the value thereof at the time of such distribution to holders of Common Stock as such value is determined by the Board of Directors of the Company in good faith), which would have been payable to the Holder had it been a holder of record of




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such shares of Common Stock on the record date for the determination of those holders of Common Stock entitled to such distribution.


       Section 10. Dissolution or Liquidation. In case the Company shall, at any time prior to the Expiration Date set forth in Section 1 hereof, dissolve, liquidate or wind up its affairs, the Holder shall be entitled, upon the proper exercise of this Warrant in whole or in part and prior to any distribution associated with such dissolution, liquidation, or winding up, to receive on such exercise, in lieu of the shares of Common Stock to which the Holder would have been entitled, the same kind and amount of assets as would have been distributed or paid to the Holder upon any such dissolution, liquidation or winding up, with respect to such shares of Common Stock had the Holder been a holder of record of such share of Common Stock on the record date for the determination of those holders of Common Stock entitled to receive any such dissolution, liquidation, or winding up distribution.


       Section 11. Reclassification or Reorganization. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of Common Stock by way of dividend or other distribution or of a subdivision or combination), the Company shall cause effective provision to be made so that the Holder shall have the right thereafter by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization or other change, by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification or change. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this
Section 11 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock. In the event that in any such capital reorganization, reclassification, or other change, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for or of a security of the Company other than Common Stock, any amount of the consideration received upon the issue thereof being determined by the Board of Directors of the Company shall be final and binding on the Holder.


       Section 12. Miscellaneous.


              (a) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors and assigns of the parties, except to the extent otherwise provided herein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.


              (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflict of laws thereof.


              (c) Counterparts; Delivery by Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of this Agreement may be effected by facsimile.


              (d) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.




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              (e)    Notices. Unless otherwise provided, any notice required or permitted hereunder shall be given by personal service upon the party to be notified, by nationwide overnight delivery service or upon deposit with the United States Post Office, by certified mail, return receipt requested and:


                     i. if to the Company, addressed to SONUS COMMUNICATION HOLDINGS, INC., 1600 Wilson Blvd., Suite 1008, Arlington, Virginia 22209,
Attention: Chief Executive Officer, with a copy to Cecil E. Martin, III, Esquire, McGuire, Woods Battle & Booth LLP, Seven Saint Paul Street, Suite 1000, Baltimore, Maryland 21202-1626, or at such other address as the Company may designate by notice to each of the Investors in accordance with the provisions of this Section; and


                     ii. if to the Warrant holder, at the address indicated on the signature pages hereof, or at such other addresses as such Holder may designate by notice to the Company in accordance with the provisions of this Section.


              (f) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either prospectively or retroactively), only with the written consent of the Company and a majority in interest of the Holders.


              (g) Entire Agreement. This Agreement and the Subscription Agreement (including the exhibits and schedules hereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto.






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       IN WITNESS WHEREOF, the undersigned hereby sets its hand and seal this
1st day of December, 1999.





                     SONUS COMMUNICATION HOLDINGS, INC.




                     By:
                         -----------------------------------
                     Name:  Richard D. Rose
                     Title: Chief Financial Officer


                     Investor Name:   L. Flomenhaft & Co. Inc
                                      225 West 34th Street
                                      Suite 2008
                                      New York, NY  10122






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                                 EXERCISE NOTICE








Dated: _____________________





       The undersigned hereby irrevocably elects to exercise his, her or its right to purchase _________ shares of the common stock, $.0001 par value per share (the "Common Stock"), of SONUS COMMUNICATION HOLDINGS, INC., a Delaware corporation (the "Company"), such right being pursuant to a Warrant dated _________, 1999, and as issued to the undersigned by the Company, and remits herewith the sum of $______ in payment for same in accordance with the Exercise Price specified in Section 8 of said Warrant.




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                                 ASSIGNMENT FORM








Dated: _____________________





       For value received ____________________ hereby sells, assigns and transfers unto


       Name:
                                   --------------------------------------------
             (Please typewrite or print block letters)


       Address:
                        ---------------------------------------

                        ---------------------------------------




    and appoints:
                        ---------------------------------------

                        ---------------------------------------


Attorney to transfer the said Warrant on the books of SONUS COMMUNICATION HOLDINGS, INC. with full power of substitution in the premises.





                                       Signature:
                                                  ------------------------------